UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Effective October 1, 2013, Pacira Pharmaceuticals, Inc. (“Pacira”) and Crosslink BioScience, LLC (“Crosslink”) commenced a five-year arrangement for the promotion and sale of Pacira’s lead product, EXPAREL®, pursuant to the terms of a Master Distributor Agreement (as amended, the “Agreement”). Pacira and Crosslink entered into the Agreement on March 11, 2013, which provided for an initial small-scale pilot period commencing on April 1, 2013 and ending on September 30, 2013 (the “Pilot Period”), during which Crosslink was appointed as the exclusive distributor of EXPAREL for certain specified accounts.  The Agreement permitted either party to terminate the Agreement within 15 days prior to the expiration of the Pilot Period, and unless such termination was effected, the Agreement would automatically renew for a term of five years, commencing on October 1, 2013 and ending on September 30, 2018 (the “Term”).  Neither party provided notice of termination, and upon the commencement of the Term, certain performance metrics and payment terms became effective, and Crosslink’s distribution territory expanded.

Under the Agreement, Pacira appointed Crosslink as the exclusive third-party distributor during the Term to promote and sell EXPAREL for orthopedic and spine surgeries in the United States, with the exception of certain geographical areas and accounts (the “Territory”).  The prices and purchasing terms related to sales of EXPAREL are determined by Pacira, and all orders are subject to acceptance or rejection by Pacira.  Crosslink is entitled to receive commissions on its sales of EXPAREL in the Territory, subject to certain conditions and adjustments.  Crosslink may receive additional performance-based payments if it achieves certain sales goals, and Pacira may terminate the Agreement if Crosslink fails to meet certain minimum performance metrics.

Crosslink and any sub-distributors engaged by Crosslink pursuant to the terms of the Agreement are subject to certain obligations and restrictions, including required compliance with certain laws and regulations, confidentiality obligations and Pacira’s policies.  The Agreement contains customary representations and warranties and mutual indemnification obligations. In addition, Crosslink and its sub-distributors are prohibited from promoting, selling or distributing any competitive products during the Term.

Pacira and Crosslink have mutual termination rights under the Agreement, and Pacira has additional unilateral termination rights under certain circumstances.  The Agreement also permits Pacira to terminate the Agreement without cause effective September 30, 2016, subject to certain terms and conditions set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of the Agreement.  A copy of the Agreement will be filed by Pacira as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2013.

A copy of the Company’s press release announcing the Pacira and Crosslink arrangement is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 1, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: October 1, 2013	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 1, 2013